Exhibit 99.1

NEWS RELEASE
For more information contact:

FEI Company
Jason Willey
Sr. Director, Investor Relations and Corporate Development
(503) 726-2533
jason.willey@fei.com
FEI Reports Fourth Quarter 2015 Results
Record Revenue of $273 Million and EPS of $1.17
Record Bookings of $294 Million and Book-to-Bill of 1.08-to-1

HILLSBORO, Ore. February 2, 2016 - FEI Company (NASDAQ: FEIC) today reported results for the fourth quarter of 2015. Fourth quarter revenue of $273 million was up 2.7% compared with $265 million for fourth quarter of 2014. Movements in foreign exchange rates negatively impacted revenue for the fourth quarter of 2015 by approximately $16 million. Excluding the impact of foreign exchange movements and $1.7 million of revenue related to acquisitions, fourth quarter organic revenue was up 8.2% compared with the fourth quarter of 2014.
Diluted earnings per share computed on the basis of accounting principles generally accepted in the United States (“GAAP”) were $1.17 for the fourth quarter of 2015, compared with $0.79 in the fourth quarter of 2014. Net income for the quarter was $48 million compared with $33 million in the fourth quarter of 2014.
On December 10, 2015, the company completed the acquisition of DCG Systems. Included in fourth quarter 2015 results is $1.0 million of DCG revenue and a net negative impact to net income of $3.0 million, or $0.07 per share.
The company’s backlog of orders at the end of the fourth quarter of 2015 was $591 million, compared with $536 million at the end of the fourth quarter of 2014 and $562 million at the end of the third quarter of 2015. Bookings for the fourth quarter of 2015 were a record $294 million, resulting in a book-to-bill ratio of 1.08-to-1.
For the full year 2015, revenue was $930 million compared with $956 million for 2014. Excluding the impact of $55 million related to negative foreign exchange movements and $4.1 million of revenue related to acquisitions, 2015 organic revenue was up 2.6% compared with 2014. Bookings were $996 million compared with $1.05 billion for 2014. Adjusted EBITDA for 2015 was $217 million compared with $199 million for 2014. A reconciliation of adjusted EBITDA to GAAP operating income is included in a table attached to this press release. Net income for 2015 was $124 million or $2.96 per diluted share, compared with $105 million or $2.47 per diluted share for 2014.
Net cash provided by operating activities for the fourth quarter of 2015 was $70 million, unchanged from the fourth quarter of 2014. During the quarter, the company paid cash dividends of $12 million, invested $6.9 million on plant and equipment and repurchased 443,000 shares of its common stock at an average price of $75.77.
In 2015, net cash provided by operating activities was $204 million, compared with $143 million in 2014. For the full year, the company paid cash dividends of $46 million, invested $17 million in plant and equipment and repurchased 1.4 million shares of its common stock at an average price of $76.78. Total cash, investments and restricted cash at the end of 2015 was $351 million.

“2015 finished on a positive note with record revenue, operating margin and earnings per share in the fourth quarter,” commented Don Kania, president and CEO. “The strong results in the quarter were driven by our Science segment, with record orders and revenue from life sciences customers.
“As we look to 2016, we see improved organic revenue growth driving increased earnings and cash flow for FEI. We are especially excited about the adoption of cyro-EM by life sciences customers and there is opportunity for an improved back half of the year in the semiconductor market as spending picks up at our larger customers.”
Outlook
For full year 2016, the company expects reported revenue to be in the range of $1.02 billion to $1.05 billion. On an organic basis, excluding revenue from DCG and the expected negative impact of a stronger U.S dollar, revenue is expected to grow in the range of 3.5% to 6.5%, compared with 2015. Adjusted EBITDA is expected to be in the range of $235 million to $245 million. GAAP earnings per fully diluted share are expected to be in the range of $3.55 to $3.70. This range is based on an expected tax rate for the full year of approximately 21%.
For the first quarter of 2016, the company expects reported revenue to be in the range of $215 million to $225 million. On an organic basis, excluding revenue from DCG and the expected negative impact of a stronger U.S. dollar, first quarter 2016 revenue is expected to be in the range of flat to down 4.0% compared with the first quarter of 2015. First quarter GAAP earnings per fully diluted share are expected to be in the range of $0.46 to $0.57.
Investor Conference Call - 2:00 p.m. Pacific Time, Tuesday, February 2, 2016
Parties interested in listening to FEI's quarterly conference call may do so by dialing 1-877-407-8293 (U.S., toll-free) or +1-201-689-8349 (international and toll), with the conference title: FEI Fourth Quarter Earnings Conference Call. The call can also be accessed via the web by going to FEI's Investor Relations page at http://investor.fei.com/event, where the webcast will also be archived.
Safe Harbor Statement
This news release contains forward-looking statements that include guidance for revenue and/or earnings per share for the first quarter of 2016 and full year 2016, the impact of certain items on our results for these periods, statements regarding our sources of revenue, our investments and expenditures, foreign currency exchange rates, assumptions about tax rates, the allocation of our resources and expenditures, expectations for performance from the acquisition of DCG, and developments, trends, and opportunities in certain markets. Forward-looking statements may also be identified by words and phrases that refer to future expectations, such as “guidance”, “guiding”, “forecast”, “toward”, “plan”, “expect”, “are expected”, “is expected”, “believe”, “anticipate”, “will”, “projecting”, “look forward”, “continue to see”, “outlook” and other similar words and phrases. Factors that could affect these forward-looking statements include, but are not limited to: the global economic environment, particularly continued slower growth in China and emerging markets; lower than expected customer orders, including for recently-introduced products; potential weakness of the Science and Industry market segments, including continued weakness in the oil and gas sector of the Industry segment resulting from lower oil prices; fluctuations in foreign exchange rates, which, among other things, can affect revenues, margins, bookings, backlog and the competitive pricing of our products; cyclical and other changes and increased volatility in the semiconductor industry, which is a major component of Industry market segment revenue; failure to achieve the anticipated benefits of the DCG acquisition; changes in backlog and the timing of shipments from backlog, which may create forecasting challenges; potential delayed or reduced governmental spending to support expected orders; potential disruption in the company's operations due to organizational changes; the relative mix of higher-margin and lower-margin products; potential for increased volatility and challenges in forecasting resulting from larger sales transactions, cancellations and rescheduling of orders by customers; risks associated with a high percentage of the company's revenue coming from book and ship business, when the order for a product is placed by the customer in the same quarter as the planned shipment, and risks associated with building and shipping a high percentage of the company’s quarterly revenue in the last month of the quarter; delays in meeting all accounting requirements for revenue recognition; the ongoing determination of the effectiveness of foreign exchange hedge transactions; the relative mix of U.S. and non-U.S. sales; additional costs related to future merger and acquisition activity; failure of the company to achieve anticipated benefits of acquisitions and collaborations, including failure to achieve financial goals and integrate acquisitions successfully; reduced profitability due to failure to achieve or sustain margin improvement in service or product manufacturing; potential disruption in manufacturing or unexpected additional costs due to the transition from older to newer products; failure to achieve improved operational efficiency and other benefits from infrastructure investments and restructuring activities; potential additional restructurings, realignments and reorganizations; inability to deploy products as expected or delays in shipping products due to technical problems or barriers, especially with regard to recently introduced TEM products; bankruptcy or insolvency of customers or suppliers; and changes in U.S. and foreign tax rates and laws, accounting rules regarding taxes or agreements with tax authorities. Please also refer to our Form 10-K, Forms 10-Q, Forms 8-K and other filings with the U.S. Securities and Exchange Commission for additional information on these factors and other factors that could cause actual results to differ materially from the forward-looking statements. FEI assumes no duty to update forward-looking statements.
About FEI
FEI Company (Nasdaq: FEIC) designs, manufactures and supports a broad range of high-performance microscopy workflow solutions that provide images and answers at the micro-, nano- and picometer scales. Its innovation and leadership enable customers in industry and science to increase productivity and make breakthrough discoveries. Headquartered in Hillsboro, Ore., USA, FEI has over 3,000 employees and sales and service operations in more than 50 countries around the world. More information can be found at: www.fei.com.

FEI Company and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2015	December 31, 2014
Assets
Current Assets:
Cash and cash equivalents	$300,911	$300,507
Short-term investments in marketable securities	—	61,688
Short-term restricted cash	19,119	15,698
Receivables, net	213,128	227,354
Inventories, net	170,513	176,440
Deferred tax assets	10,566	8,225
Other current assets	33,614	35,503
Total current assets	747,851	825,415
Long-term investments in marketable securities	8,677	85,865
Long-term restricted cash	22,113	38,369
Property plant and equipment, net	155,608	163,794
Intangible assets, net	35,943	54,111
Goodwill	145,607	170,773
Deferred tax assets	6,719	6,605
Long-term inventories	47,109	50,731
Other assets, net	180,222	22,155
Total Assets	$1,349,849	$1,417,818
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$58,708	$78,308
Accrued payroll liabilities	38,643	38,599
Accrued warranty reserves	14,107	13,005
Deferred revenue	101,155	96,924
Income taxes payable	12,124	5,299
Accrued restructuring and reorganization	655	9,161
Other current liabilities	52,630	56,146
Total current liabilities	278,022	297,442
Long-term deferred revenue	44,745	34,021
Deferred tax liabilities	5,187	9,576
Other liabilities	31,819	35,454
Shareholders' Equity:
Preferred stock - 500 shares authorized; none issued and outstanding	—	—
Common stock - 70,000 shares authorized; 40,855 and 41,797 shares issued and outstanding, no par value	533,062	607,250
Retained earnings	538,053	461,586
Accumulated other comprehensive loss	(81,039)	(27,511)
Total shareholders’ equity	990,076	1,041,325
Total Liabilities and Shareholders' Equity	$1,349,849	$1,417,818

FEI Company and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net Sales:
Products	$206,164	$205,207	$685,651	$722,666
Service	66,402	60,098	244,481	233,614
Total net sales	272,566	265,305	930,132	956,280
Cost of Sales:
Products	101,106	106,718	336,071	369,043
Service	38,522	35,188	139,470	139,082
Total cost of sales	139,628	141,906	475,541	508,125
Gross profit	132,938	123,399	454,591	448,155
Operating Expenses:
Research and development	25,294	25,434	95,569	102,613
Selling, general and administrative	49,181	49,170	181,563	197,682
Impairment of goodwill and long-lived assets	—	—	26,596	—
Restructuring and reorganization	2	7,201	(563)	18,459
Total operating expenses	74,477	81,805	303,165	318,754
Operating Income	58,461	41,594	151,426	129,401
Other Expense, Net	(705)	(564)	(3,634)	(2,471)
Income Before Income Taxes	57,756	41,030	147,792	126,930
Income Tax Expense	9,509	7,639	23,783	21,866
Net Income	$48,247	$33,391	$124,009	$105,064
Basic Net Income Per Share	$1.18	$0.80	$2.99	$2.50
Diluted Net Income Per Share	$1.17	$0.79	$2.96	$2.47
Weighted Average Shares Outstanding:
Basic	40,887	41,726	41,419	41,969
Diluted	41,256	42,221	41,839	42,528

FEI Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Thirteen Weeks Ended (1)		Fifty-Two Weeks Ended (1)
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net Sales:
Products	75.6%	77.3%	73.7%	75.6%
Service	24.4	22.7	26.3	24.4
Total net sales	100.0%	100.0%	100.0%	100.0%
Cost of Sales:
Products	37.1%	40.2%	36.1%	38.6%
Service	14.1	13.3	15.0	14.5
Total cost of sales	51.2%	53.5%	51.1%	53.1%
Gross Margin:
Products	51.0%	48.0%	51.0%	48.9%
Service	42.0	41.4	43.0	40.5
Gross margin	48.8	46.5	48.9	46.9
Operating Expenses:
Research and development	9.3%	9.6%	10.3%	10.7%
Selling, general and administrative	18.0	18.5	19.5	20.7
Impairment of goodwill and long-lived assets	—	—	2.9	—
Restructuring and reorganization	—	2.7	(0.1)	1.9
Total operating expenses	27.3%	30.8%	32.6%	33.3%
Operating Income	21.4%	15.7%	16.3%	13.5%
Other Expense, Net	(0.3)%	(0.2)%	(0.4)%	(0.3)%
Income Before Income Taxes	21.2%	15.5%	15.9%	13.3%
Income Tax Expense	3.5%	2.9%	2.6%	2.3%
Net Income	17.7%	12.6%	13.3%	11.0%

(1)	Percentages may not add due to rounding.

FEI Company and Subsidiaries
Consolidated Summary of Cash Flows
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Net Income	$48,247	$33,391	$124,009	$105,064
Depreciation	6,437	6,663	24,801	29,042
Amortization	2,745	3,812	11,225	14,290
Stock-based compensation	5,764	5,676	22,379	23,132
Impairment of goodwill and long-lived assets	—	1,097	26,596	1,379
Other changes in working capital	6,555	19,668	(4,530)	(29,998)
Net cash provided by operating activities	69,748	70,307	204,480	142,909
Acquisition of property, plant and equipment	(6,914)	(14,052)	(17,023)	(49,481)
Payments for acquisitions, net of cash acquired	(161,811)	—	(167,188)	(65,049)
Other investing activities	67,518	15,681	144,360	(2,285)
Net cash (used in) provided by investing activities	(101,207)	1,629	(39,851)	(116,815)
Dividends paid on common stock	(12,333)	(10,443)	(45,673)	(31,062)
Repurchases of common stock	(34,664)	(22,208)	(107,238)	(62,523)
Other financing activities	2,465	(1,757)	11,139	9,183
Net cash used in financing activities	(44,532)	(34,408)	(141,772)	(84,402)
Effect of exchange rate changes	(4,956)	(9,462)	(22,453)	(25,355)
(Decrease) increase in cash and cash equivalents	(80,947)	28,066	$404	$(83,663)
Cash and Cash Equivalents:
Beginning of period	381,858	272,441	300,507	384,170
End of period	$300,911	$300,507	$300,911	$300,507
Supplemental Cash Flow Information:
Cash paid for income taxes, net	$2,768	$2,525	$25,190	$16,983
Accrued purchases of plant and equipment	2,193	700	2,193	700
Dividends declared but not paid	12,257	10,385	12,257	10,385

FEI Company and Subsidiaries
Adjusted EBITDA Reconciliation
(In thousands)
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
GAAP Operating Income	$58,461	$41,594	$151,426	$129,401
Add: Depreciation	6,437	6,663	24,801	29,042
Add: Amortization	2,745	3,812	11,225	14,290
EBITDA	67,643	52,069	187,452	172,733
Add: Impairment of goodwill and long-lived assets	—	—	26,596	—
Add: Restructuring and integration costs	562	9,760	(3)	26,559
Add: DCG transaction costs	3,257	—	3,257	—
Adjusted EBITDA	$71,462	$61,829	$217,302	$199,292

FEI Company and Subsidiaries
Supplemental Data Table
($ in millions, except per share amounts)
(Unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Income Statement Highlights:
Consolidated sales	$272.6	$265.3	$930.1	$956.3
Gross margin	48.8%	46.5%	48.9%	46.9%
Net income	$48.2	$33.4	$124.0	$105.1
Diluted net income per share	$1.17	$0.79	$2.96	$2.47
Sales and Bookings Highlights:
Sales by Segment
Industry Group	$109.6	$109.5	$446.3	$450.2
Science Group	163.0	155.8	483.8	506.1
Sales by Geography
USA & Canada	$80.0	$75.9	$297.7	$305.6
Europe	87.0	80.6	246.9	267.8
Asia-Pacific and Rest of World	105.6	108.8	385.5	382.9
Gross Margin by Segment
Industry Group	51.6%	49.9%	52.2%	51.1%
Science Group	46.9	44.1	45.8	43.1
Bookings and Backlog
Bookings - Total	$294.3	$273.3	$995.6	$1,046.4
Book-to-bill Ratio	1.08	1.03	1.07	1.09
Backlog - Total	$590.6	$535.6	$590.6	$535.6
Backlog - Service	173.5	170.8	173.5	170.8
Bookings by Segment
Industry Group	$106.2	$102.3	$470.7	$493.4
Science Group	188.1	171.0	524.9	553.0
Bookings by Geography
USA & Canada	$105.1	$69.0	$348.6	$303.5
Europe	93.2	88.3	259.3	321.8
Asia-Pacific and Rest of World	96.0	116.0	387.6	421.1
Balance Sheet and Other Highlights:
Cash, equivalents, investments, restricted cash	$350.8	$502.1	$350.8	$502.1
Days sales outstanding (DSO)	71	78	71	78
Days in inventory	149	152	149	152
Days in payables (DPO)	38	50	38	50
Cash Cycle (DSO + Days in Inventory - DPO)	182	180	182	180
Working capital	$469.8	$528.0	$469.8	$528.0
Headcount (permanent and temporary)	3,060	2,660	3,060	2,660
Euro average rate	1.10	1.25	1.11	1.33
Euro ending rate	1.09	1.21	1.09	1.21
Yen average rate	121.44	113.50	121.02	105.45
Yen ending rate	120.39	119.59	120.39	119.59